NEWS RELEASE

NAKED BRAND GROUP INC. CONTINUES TO OUTPACE MARKET GROWTH

Men’s underwear, socks and shorts see double-digit growth
according to 2012 consumer tracking service report validating
Naked’s planned expansion into these vertical markets

Vancouver, BC, May 3, 2013 – Industry report by NPD Group, Inc., a global information company, confirms that Naked Brand Group Inc. (the “Company” or “Naked”) (OTCQB:NAKD) is expanding into growing vertical markets. According to the report, men’s underwear saw one of the biggest percentage gains, increasing by 13 percent from 2011 to 2012. Socks were a close second seeing a 12 percent gain.

Naked Brand Group Inc. is pleased to announce its fiscal year over year for the year ending January 31, 2013 outpaced the market with 193% growth.

Marshal Cohen, Chief Industry Analyst for the NPD Group Inc. states that, “For the last couple of years, men gave women a run for their money at retail, with growth in sales of men’s apparel consistently outpacing growth in women’s.” He goes on to say, “… men took fashion more seriously by adding colorful casual wear to their wardrobe.”

This report confirms what Naked has known for year’s states Joel Primus, Naked President and CEO, “Men are spending more time and money on themselves and are demanding a wardrobe that makes a statement. Our line of men’s innerwear has received tremendous industry and media attention not only because of our fitted and lightweight products but because we embraced the fact that men want to look and feel as good in their innerwear as they do in their suit.” Primus goes on to say, “For the past year we’ve been developing a number of incredibly exciting vertical products that will launch in 2014 and 2015. The release of NPD Group’s report further confirms that we are on the right track.”

About Naked Inc.
Naked is a global lifestyle brand focused on enhancing the architecture of the body. Every collection features impeccably tailored light-weight garments that seamlessly forms to your body making you feel like you’re wearing nothing at all. Naked is sold in high-end boutiques and department stores throughout North America including Nordstrom, Holt Renfrew, Boys’co, Kitson, Akira and Freshpair.com. A donation from every purchase helps to support Project World Citizen, a charity driven to empower and educate the children of Ghana. Naked® has garnered tremendous media exposure having been featured on The View, ABC, FOX LA, (ET) Canada and on The Dragons' Den.

For more information, please contact:
Joel Primus, President & CEO
Toll Free: 1-877-592-4767
Email: joel@thenakedshop.com
www.thenakedshop.com

NEWS RELEASE

Forward-Looking Statements
This press release contains “forward-looking statements” that involve risks, uncertainties and assumptions, such as statements regarding opportunities the Company expects may result due to the development of its vertical collections, launch dates and its belief and validation of the statements made in NPD’s report. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in the Company’s key markets; the Company’s inability to effectively manage the growth and the increased complexity of its business as a result of the Closing; the company’s highly competitive market and increasing competition; the Company’s inability to deliver its products to the market and to meet customer expectations due to problems with its distribution system; the Company’s failure to maintain the value and reputation of its brand; and other risk factors detailed in the Company’s public filings. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.